April 11, 2011

Sun Bancorp, Inc.
226 Landis Avenue
Vineland, New Jersey  08360

Ladies and Gentlemen:

Reference is hereby made to (i) the Securities Purchase Agreement, dated as of July 7, 2010 (the “Securities Purchase Agreement”), between Sun Bancorp, Inc., a New Jersey corporation (the “Company”) and Maycomb Holdings II, LLC, Maycomb Holdings III, LLC, and Maycomb Holdings IV, LLC (“Siguler”); (ii) the notice given by the Company to Siguler, dated as of March 3, 2011, notifying Siguler of its gross-up right under Section 4.7 of the Securities Purchase Agreement (the “Gross-Up Right”) in connection with a proposed public offering (the “Offering”) by the Company of 25,000,000 shares (the “Initial Shares”) of its common stock, par value $1.00 per share (“Common Stock”) for $3.00 per share of Common Stock (the “Offering Price”), plus an additional 3,750,000 shares of Common Stock to cover over-allotments (the “Option Securities”); (iii) the notice given by Siguler, dated as of March 14, 2011, notifying the Company of Siguler’s intention to exercise the Gross-Up Right with respect to the Common Stock issued in the Offering; (iv) the completion on March 22, 2011, of the Company’s public offering of 28,750,000 shares of Common Stock, including the Option Securities, at which time Siguler acquired 2,458,768 shares of Common Stock in respect of the Gross-Up Right with respect to the Initial Shares only, at a price of $2.85 per share, representing the Offering Price less the underwriting discount of $0.15. Certain capitalized terms used herein have the meanings set forth in the Securities Purchase Agreement.  This letter agreement (this “Letter Agreement”) confirms the mutual understanding and agreement of the parties hereto regarding the exercise by Siguler of the Gross-up Right with respect to the Option Securities.

1.           Transaction and Purchase Price. Siguler hereby agrees to purchase from the Company, and the Company agrees to issue and sell to Siguler, an aggregate of 798,323 shares of Common Stock (the “Purchased Shares”) at a price per share equal to $2.85 (the Offering Price, less the underwriting discount of $0.15 for an aggregate purchase price of  $2,275,220.50  (the “Purchase Price”). The transactions contemplated by the preceding sentence will be consummated on April 11, 2011 (the “Closing Date”). Siguler will pay the Purchase Price on the Closing Date by wire transfer of immediately available funds to the account previously designated by the Company. The Company will deliver one or more certificates evidencing the Purchased Shares to Siguler within one business day following the Closing Date. The Purchased Shares will bear the legend set forth in Section 4.3(a) of the Securities Purchase Agreement.

2.           Representations and Warranties of the Company. The Company represents and warrants as of the date of this Letter Agreement (except to the extent made only as of a specified date, in which case as of such date) to Siguler that:

(a)	Organization and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and failure to be so qualified would have a Material Adverse Effect on the Company and the Company has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted.

(b)	Authorization.

(1) The Company has the corporate power and authority to enter into this Letter Agreement and to carry out its obligations hereunder. This Letter Agreement has been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery of this Letter Agreement by Siguler, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganizations, fraudulent transfer or similar laws relating to or affecting creditors generally or by general equitable principles (whether applied in equity or at law). No other corporate proceedings are necessary for the execution and delivery by the Company of this Letter Agreement, the performance by it of its obligations hereunder or the consummation by it of the transactions contemplated hereby.

(2) Neither the execution, delivery and performance by the Company of this Letter Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any Lien, upon any of the properties or assets of the Company or any Company Subsidiary under any of the material terms, conditions or provisions of (A) its certificate of incorporation or bylaws (or similar governing documents) or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which it may be bound, or to which the Company or any Company Subsidiary or any of the properties or assets of the Company or any Company Subsidiary may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any ordinance, permit, concession, grant, franchise, law, statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree applicable to the Company or any Company Subsidiary or any of their respective  properties or assets except in the case of clauses (i)(B) and (ii) for such violations, conflicts and breaches that are not material to the Company, individually or in the aggregate.

(3) Other than the securities or blue sky laws of the various states, no material notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Entity, or expiration or termination of any statutory waiting period, in each case with respect to the Company or any Company Subsidiary, is necessary for the consummation by the Company of the transactions set forth in this Letter Agreement.

(c)
Status of Securities. The Purchased Shares have been duly authorized by all necessary corporate action of the Company. When issued and sold against receipt of the consideration therefor as provided in this Letter Agreement, the Purchased Shares will be validly issued, fully paid and nonassessable and will not subject the holders thereof to personal liability and, except as to certain other investors referred to in Section 3(e) and Section 13 hereof, will not be subject to preemptive rights of any other stockholder of the Company, nor will such issuance result in the violation or triggering of any price-based antidilution adjustments under any agreement to which the Company or any Company Subsidiary is a party.

(d)
Capitalization.  As of April 7, 2011, and immediately prior to the completion of the transactions hereby, there were 79,158,384 shares of Common Stock outstanding and no shares of Company Preferred Stock outstanding.  Simultaneously with the purchase of Common Stock to be made hereunder, the Company will also issue 3,003,808 shares of Common Stock in the aggregate to other investors not including Siguler, allocated as set forth on Appendix A attached hereto, in respect of their contractual gross-up rights with respect to the Option Securities (the “Additional Share Issuances”).  Immediately following the completion of the transactions contemplated hereby and the Additional Share Issuances, (i) there will be 82,960,515 shares of Common Stock and no shares of Company Preferred Stock outstanding and (ii) no person will have contractual gross-up or other preemptive rights with respect to the Initial Shares, the Option Securities or any other securities issued by the Company on or prior to the date hereof, other than certain other investors referred to in Section 3(e) and the Anchorage Gross-Up Rights described in Section 13 hereof.

3.           Representations and Warranties of Siguler. Siguler hereby represents and warrants as of the date of this Letter Agreement (except to the extent made only as of a specified date, in which case as of such date) to the Company that:

(a)
Organization and Authority. Siguler is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and failure to be so qualified would have a Material Adverse Effect on Siguler and Siguler has power and authority to own its properties and assets and to carry on its business as it is now being conducted.

(b)	Authorization.

(1) Siguler has the power and authority to enter into this Letter Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Letter Agreement by Siguler and the consummation of the transactions contemplated hereby have been duly authorized by Siguler and no further approval or authorization is required. Assuming due authorization, execution and delivery of this Letter Agreement by the Company, this Letter Agreement is a valid and binding obligation of Siguler enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganizations, fraudulent transfer or similar laws affecting creditors generally or by general equitable principles (whether applied in equity or at law). No other proceedings are necessary for the execution and delivery by Siguler of this Letter Agreement, the performance by it of its obligations hereunder or the consummation by it of the transactions contemplated hereby.

(2) Neither the execution, delivery and performance by Siguler of this Letter Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by it with any of the provisions hereof, will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any Lien upon any of the properties or assets of Siguler under any of the material terms, conditions or provisions of (A) its certificate of formation or limited liability company agreement  or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which it is a party or by which it may be bound, or to which it or any of its properties or assets may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any statute, rule or regulation or, to the knowledge of Siguler, any judgment, ruling, order, writ, injunction or decree applicable to Siguler or any of its properties or assets except in the case of clauses (i)(B) and (ii) for such violations, conflicts and breaches as would not reasonably be expected to materially and adversely affect Siguler’s ability to perform its obligations under this Letter Agreement.

(3) No notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Entity, or expiration or termination of any statutory waiting period, in each case, with respect to Siguler is necessary for the consummation by Siguler of the transactions set forth in this Letter Agreement.

(c)
Accredited Investor.  Siguler is an accredited investor within the meaning of Rule 501(a) of Regulation D (“Regulation D”) under the Securities Act of 1933, as amended (the “Securities Act”)).  Siguler has not solicited offers for, or offered or sold, and will not solicit offers for, or offer to sell, the Purchased Shares by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

(d)
Status of Purchased Shares.  Siguler acknowledges that the Purchased Shares (i) have not been registered under the Securities Act; (ii) are “restricted securities” within the meaning of Rule 144 under the Securities Act; (iii) may not be offered and sold unless they are subsequently registered or qualified under the Securities

Act and any other applicable securities law or exemptions from such registration and qualification are available; and (iv) will bear the legend set forth in Section 4.3(a) of the Securities Purchase Agreement restricting their resale.

(e)
Other Gross-Up Investors.  Siguler acknowledges that certain other investors have similar gross-up rights and, concurrent with its purchase of the Purchased Shares, such other investors will be purchasing additional shares of Common Stock as set forth in Appendix A attached hereto.

4.           Survival. Each of the representations and warranties set forth in this Letter Agreement shall survive the closing indefinitely. Except as otherwise provided herein, all covenants and agreements contained herein shall survive for the duration of any statutes of limitations applicable thereto or until, by their respective terms, they are no longer operative.

5.           Registrable Securities. The parties hereto agree that, for the avoidance of doubt, the definition of the term “Registrable Securities” under the Securities Purchase Agreement shall be deemed to include the Purchased Shares.

6.           Amendment. No amendment or waiver of this Letter Agreement will be effective with respect to any party unless made in writing and signed by an officer of a duly authorized representative of such party.

7.           Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver of any party to this Letter Agreement will be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver.

8.           Counterparts and Facsimile. For the convenience of the parties hereto, this Letter Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Letter Agreement may be delivered by facsimile or other comparable electronic means and as so delivered will be deemed as sufficient as if actual signature pages had been delivered.

9.           GOVERNING LAW. THIS LETTER AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE. THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREE THAT ANY  SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY WILL BE TRIED EXCLUSIVELY IN THE U.S. DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR, IF THAT COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, IN ANY STATE COURT LOCATED IN THE CITY AND COUNTY OF NEW YORK AND THE PARTIES AGREE TO SUBMIT TO THE JURISDICTION OF, AND TO VENUE IN, SUCH COURTS.

10.           WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS LETTER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

11.           Notices. The provisions of Section 6.7 of the Securities Purchase Agreement are incorporated herein by reference as if set out in full herein.

12.           Additional Gross-Up Rights.  The parties hereto acknowledge that on March 17, 2011 the Company entered into an agreement with an as-yet unnamed fund managed by Anchorage Capital Group LLC (“Anchorage Capital”) which provides Anchorage Capital with certain “gross-up rights” (the “Anchorage Gross-Up Rights”) with respect to certain securities offerings that the Company may conduct, including the sale of the Option Securities.  The parties hereto further acknowledge that the transactions contemplated herein do not account for any rights that Siguler may have if Anchorage Capital exercises the Anchorage Gross-Up Right with respect to the Option Securities or any other securities and that if Anchorage Capital does exercise the Anchorage Gross-Up Right with respect to the Option Securities, Siguler will have the right to exercise the Gross-Up Right with respect to any shares acquired by Anchorage Capital on account of the sale of the Option Securities and the transactions contemplated hereby.

13.           Entire Agreement, Etc. (a) This Letter Agreement, together with Sections 4.6 and 4.7 of the Securities Purchase Agreement, constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof; (b) the terms and conditions of this Letter Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors, and with respect to Siguler, its permitted assigns; and (c) this Letter Agreement will not be assignable by operation of law or otherwise (any attempted assignment in contravention hereof being null and void), except that Siguler shall be permitted to assign its rights or obligations hereunder to (i) any Affiliate entity,  (any such transferee shall be included in the term “Siguler”)); provided, further, that no such assignment shall relieve Siguler of any of its obligations under this Letter Agreement.

14.           Severability. If any provision of this Letter Agreement or the application thereof to any person (including, the officers and directors of Siguler and the Company) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

15.           No Third Party Beneficiaries. Nothing contained in this Letter Agreement, expressed or implied, is intended to confer upon any person other than the parties hereto, any benefit right or remedies.

If the foregoing accurately reflects your understanding and agreement, please acknowledge the same by signing this Letter Agreement where indicated below and returning to us a copy of this letter.

Sincerely, MAYCOMB HOLDINGS II, LLC MAYCOMB HOLDINGS III, LLC, and MAYCOMB HOLDINGS IV, LLC

By:	/s/ Kenneth Burns
Name: Kenneth Burns Title: Managing Director

Acknowledged and agreed as of the date first above written. SUN BANCORP, INC.

By:	/s/ Thomas X. Geisel
Name: Thomas X. Geisel Title: President and Chief Executive Officer

Appendix A

Investor	Number of Shares Being Purchased
WLR SBI AcquisitionCo, LLC	2,002,054
Maycomb Holdings II, LLC	266,107
Maycomb Holdings III, LLC	266,108
Maycomb Holdings IV, LLC	266,108
NFI Interactive Logistics, LLC	350,877
Bernard A. Brown	491,228
Sidney R. Brown	78,948
Jeffrey S. Brown	70,175
Anne E. Koons	10,526